CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Event: March 28, 2005

(date of earliest event reported)

Dark Dynamite, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

333-120583 (Commission File Number)	65-1021346 (IRS Employer Identification Number)

63 West 100 South, 2nd FL Studio, Salt Lake City, Utah 84101

(Address of principal executive offices)

(801) 746-3435

(Registrant's telephone number, including area code)

ITEM 3.03 Material Modification to Rights of Security Holders

On March 28, 2005, Dark Dynamite, Inc. (the Company) will effect a 1 for 1000 reverse-split of its common stock, such that every current shareholder of the Company's common stock will hold 1 share for every 1,000 shares they held prior to the reverse split. All fractional shares have been rounded up to the nearest whole share. As of the date of this report the number of authorized shares is Five billion (5,000,000,000), effective March 28, 2005 the number of authorized shares after the reverse split will be Five million (5,000,000) with the par value remaining at $.001 per share. The number of issued and outstanding shares prior to the reverse split is Nine Hundred Sixty Two Million Seven Hundred Fifty One Thousand (962,751,000) the number of shares effective March 28, 2005 is estimated to be Nine Hundred Sixty Two Thousand Seven Hundred Fifty One (962,751). The Board of Directors effected the reverse split in compliance with NRS 78.207 and does not require the approval of the Company's stockholders. The Company intends to increase its authorized shares by shareholder consent via Schedule 14C within the next 45 days or as soon as practicable.

ITEM 7. Financial Statements and Exhibits

Exhibits Incorporated By Reference:

3(i)	Page 2	Certificate of Amendment of Articles of Incorporation of Dark Dynamite, Inc.

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dark Dynamite, Inc.
Signature	Date
__/s/ Jared Gold_____ Jared Gold as President and Director	March 22, 2005

EXHIBIT 3(i)

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

DARK DYNAMITE, INC.

Pursuant to NRS 78.207 the Board of Directors unanimously approved a decrease in the number of authorized shares of Dark Dynamite Inc.'s (the "Corporation") $.001 par value common stock and a corresponding decrease in the number of issued and outstanding shares of the same class held by each shareholder of record on March 28, 2005.

In compliance with NRS 78.209 the Corporation's President and Secretary hereby certifies the following:

    The number of authorized shares of common stock is Five Billion (5,000,000,000) with a par value of $.001 per share prior to the decrease referenced above, and Five million (5,000,000) preferred stock with a par value of $.001.

    Effective March 28, 2005, the number of authorized shares after the decrease will be Five million (5,000,000) common stock with the par value remaining at $.001 per share, and the preferred stock will not be decreased but will remain at five million (5,000,000) with a par value of $.001.

    The number of issued and outstanding common shares prior to the decrease is sixty Nine Hundred Sixty Two Million Seven Hundred Fifty One Thousand (962,751,000) the number of shares after the decrease shall be Nine Hundred Sixty Two Thousand Seven Hundred Fifty One (962,751). Accordingly, every 1,000 shares of $.001 par value common stock prior to the decrease shall be entitled to 1 share of $.001 par value common stock after the decrease.

    All fractional shares shall be rounded to the next whole share.

    The above decrease in the number of authorized shares and corresponding decrease in the number of issued and outstanding shares of $.001 par value common stock of the Corporation was effected by a board resolution pursuant to NRS 78.207 and does not require the approval of the Corporation's stockholders.

IN WITNESS WHEREOF, this certificate of amendment is hereby made effective

March 28, 2005.

___/s/ Jared Gold_______

Jared Gold, CEO, Pres/Sec and Director